UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 6, 2020 (May 1, 2020)

BLACKROCK CAPITAL INVESTMENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	814-00712	20-2725151
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification Number)

40 East 52nd Street

New York, NY 10022

(Address of principal executive offices)

(212) 810-5800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BKCC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINIITVE AGREEMENT.

On May 1, 2020, BlackRock Capital Investment Corporation (NASDAQ: BKCC) (the “Company”) entered into a Waiver and Agreement No. 2 to the Second Amended and Restated Senior Secured Revolving Credit Agreement (“Waiver and Agreement”) dated as of March 13, 2013 (the “Revolving Credit Facility”) among the Company, the Lenders from time to time party thereto, Citibank, N.A. as Administrative Agent for the Lenders and Bank of Montreal, Chicago Branch, as Syndication Agent. The Waiver and Agreement supplements and supersedes in its entirety the Waiver and Agreement (“Previous Waiver”) dated as of March 31, 2020 to the Revolving Credit Facility. The Waiver and Agreement (i) waives the requirement for the Company to comply with the covenant set forth in Section 6.07(a) (the “Minimum Shareholders’ Equity covenant”) of the Revolving Credit Facility at all times from March 31, 2020 through August 10, 2020 (the “Waiver Period”); (ii) reduces the minimum asset coverage ratio required to be maintained by the Company set forth in Section 6.07(b) (the “Asset Coverage Ratio”) of the Revolving Credit Facility during the Waiver Period from 2.00 to 1 to 1.50 to 1; (iii) provides that the Company shall not request any borrowing during the Waiver Period if, after giving effect to such borrowing, the aggregate Revolving Credit Exposure (as defined in the Revolving Credit Facility) would exceed $228 million; and (iv) provides that, during the Waiver Period, the Company will not use more than $10 million of the proceeds of loans from new borrowings in the event the aggregate Revolving Credit Exposure exceeds $192 million, to invest in new portfolio companies, subject to certain conditions.

As of December 31, 2019 and March 31, 2020, the Company had outstanding approximately $174.4 million and $168.4 million under the Revolving Credit Facility, respectively. As of March 31, 2020, no Default or Event of Default (as defined in the Revolving Credit Facility) has occurred under the Revolving Credit Facility. The Company sought to enter into the Waiver and Agreement proactively in order to obtain additional operating flexibility during the Waiver Period as the impact of COVID-19 related economic and financial developments is assessed.

Usage of the Revolving Credit Facility continues to be subject to a borrowing base, and the Revolving Credit Facility continues to be secured by substantially all of the assets of the Company and its consolidated subsidiaries.

In addition, the facility continues to contain customary representations, covenants (including restrictions on the incurrence of additional indebtedness, liens and dividends, and a requirement to maintain a certain minimum ratio of total assets, less all liabilities other than indebtedness, to indebtedness) and events of default.

The description above is only a summary of the material provisions of the Waiver and Agreement and does not purport to be complete and is qualified in its entirety by reference to the provisions in such amendment, a copy of which is attached hereto as Exhibit 10.1.

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On May 6, 2020, the Registrant issued a press release announcing its financial results for the quarter ended March 31, 2020.  The text of the press release is included as Exhibit 99.1 to this Form 8-K.

The information disclosed under this Item 2.02, including Exhibit 99.1 hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

ITEM 5.07.Submission of Matters to a Vote of Security Holders.

Annual Meeting:

On May 1, 2020, the Registrant held its 2020 annual meeting of stockholders (the “Annual Meeting”). The proposals considered at the Annual Meeting are described in detail in the Registrant’s definitive proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission on March 18, 2020, as supplemented (collectively, the “Annual Proxy”). As of March 2, 2020, the record date, 68,827,754 shares of common stock were eligible to vote.

First Proposal. The Company’s stockholders elected two directors of the Company (the “Class I Directors”), each of whom will serve until the 2023 Annual Meeting, or until his or her successor is duly elected and qualifies or until his or her earlier resignation, removal from office, death or incapacity. The Class I Directors were elected pursuant to the voting results set forth below:

Name	For	Withheld
John R. Baron	25,292,615	9,063,613
Jerrold B. Harris	22,640,760	11,715,468

Second Proposal. The Company’s stockholders approved the proposal to allow the Company to increase leverage by approving the application to the Company of a minimum asset coverage ratio of 150%, pursuant to Section 61(a)(2) of the Investment Company Act of 1940, to become effective the date after the Annual Meeting, as set forth below:

For	Against	Abstain
29,686,955	3,678,415	990,858

Third Proposal. The Company’s stockholders ratified the selection of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2020, as set forth below:

For	Against	Abstain
57,177,182	1,365,106	1,098,889

ITEM 7.01.	REGULATION FD DISCLOSURE.

The Registrant issued a press release, filed herewith as Exhibit 99.1, and by this reference incorporated herein, on May 6, 2020 announcing the declaration of a quarterly distribution of $0.10 per share.  The distribution is payable on July 7, 2020 to stockholders of record as of June 1, 2020. The distributions will be paid in a combination of cash and shares of the Registrant’s common stock at the election of stockholders, with the total amount of cash to be distributed to all stockholders limited to 20% of the total distributions to be paid to all stockholders. The portion of the distributions not paid in cash will be paid in the form of newly issues shares of the Registrant’s common stock.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description

10.1

Waiver and Agreement No. 2 to the Second Amended and Restated Senior Secured Revolving Credit Agreement (“Waiver and Agreement”) dated as of March 13, 2013 (the “Revolving Credit Facility”) among the Company, the Lenders from time to time party thereto, Citibank, N.A. as Administrative Agent for the Lenders and Bank of Montreal, Chicago Branch, as Syndication Agent

99.1	Press Release, dated as of May 6, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLACKROCK CAPITAL INVESTMENT CORPORATION

Date: May 6, 2020	By:	/s/ Michael Pungello
Name: Michael Pungello
Title: Interim Chief Financial Officer and Interim Treasurer